Exhibit 2.1

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GOLFSUITES 5, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 2019, AT 9:21 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7272811 8100	Authentication: 203420374
SR# 20196529232	Date: 08-16-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
STATE OF DELAWARE	Delivered 09:21 AM 08/15/2019
CERTIFICATE OF AMENDMENT OF	FILED 09:21 AM 08/15/2019
CERTIFICATE OF INCORPORATION	SR 20196529232 - File Number 7272811
OF GOLFSUITES 5, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

ONE: That at a meeting of the Board of Directors of GolfSuites 5, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting for the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article VII by replacing the last sentence with the following sentence:

“Notwithstanding the foregoing, this Article VII shall not apply to actions arising under Federal securities laws or to the extent that its application would violate any Federal law.”

TWO: That holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted acting by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, resolutions were adopted approving the amendments set forth herein.

THREE: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11th day of August, 2019.

Signed:	/s/ Gerald Ellenburg

Printed Name: Gerald Ellenburg

Title: Chief Executive Officer